Exhibit 99.1

JMP Group Reports Third Quarter 2016 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--October 25, 2016--JMP Group LLC (NYSE:JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and nine months ended September 30, 2016.

  Net income attributable to JMP Group under generally accepted accounting principles, or GAAP, was $0.7 million, or $0.03 per diluted share, compared to a net loss of $3.0 million, or $0.14 per share, for the third quarter of 2015. For the nine months ended September 30, 2016, GAAP net income was $2.1 million, or $0.10 per share, compared to $0.9 million, or $0.04 per share, for the nine months ended September 30, 2015.
  Total net revenues on a GAAP basis were $30.7 million and $99.0 million for the quarter and nine months ended September 30, 2016, respectively, compared to $28.1 million and $109.5 million for the quarter and nine months ended September 30, 2015, respectively.
  Operating net income was $2.9 million, or $0.13 per diluted share, an increase of 130.2% from $1.3 million, or $0.06 per share, for the third quarter of 2015. For the nine months ended September 30, 2016, operating net income was $7.6 million, or $0.35 per share, a decrease of 32.2% from $11.2 million, or $0.50 per share, for the nine months ended September 30, 2015. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $29.6 million, an increase of 9.5% from $27.1 million for the third quarter of 2015. For the nine months ended September 30, 2016, adjusted net revenues were $94.7 million, a decrease of 8.0% from $102.9 million for the nine months ended September 30, 2015. For more information about adjusted net revenues, including a reconciliation to net revenues, see the section below titled “Non-GAAP Financial Measures.”

“JMP Group produced better-than-expected operating net income of $0.13 per share for the third quarter, helped again by strong returns on our principal investment activities,” said Chairman and Chief Executive Officer Joe Jolson. “JMP Securities returned to profitability with net income of $0.02 per share, as equity capital markets fee revenues improved from depressed second-quarter levels. The year-over-year growth of our M&A revenues continues to impress, increasing by more than 200% thus far in 2016 and already setting a new annual record with one quarter still to go. Our focus on broadening our M&A efforts since ECM activity was at peak levels during 2013 and 2014 has enabled JMP Securities to manage through the current down cycle and invest in growth initiatives while still maintaining modest profitability this year.

“Going into 2016, we had anticipated the need to fund our cash distributions to shareholders solely through our investing activities. In the third quarter, we benefitted from improved corporate loan pricing and from a return of roughly 7% on our real estate investments. Net corporate income for the quarter was $0.11 per share, including a contribution of $0.18 per share from the publicly traded partnership that doubled our cash distribution of $0.09 per share. As a result, we were able to cover our current cash distributions and grow our adjusted book value per share, which increased to $5.94 at period-end.

“Shortly after quarter-end, Workspace Property Trust closed a materially accretive acquisition of nearly $1 billion of high-quality suburban office and flex properties. As a founding investor in Workspace, we expect to benefit from an estimated 30% increase in its adjusted book value per share as well as higher returns on our $10 million of invested capital and our ownership interest in the manager going forward. At this juncture, without pro forma financial statements, our best estimate is that the transaction could add upwards of $0.05 to our fourth quarter operating EPS on a one-time basis.”

Segment Results of Operations

At JMP Securities, the broker-dealer segment, adjusted net revenues were $20.1 million, an increase of 11.7% from $18.0 million for the third quarter of 2015. JMP Securities’ operating margin on adjusted net revenues was 3.7%, compared to 4.9% for the third quarter of 2015. For the nine months ended September 30, 2016, the margin was 1.7%, compared to 13.8% for the nine months ended September 30, 2015.

The asset management segment produced adjusted net revenues of $5.3 million, a decrease of 30.4% from $7.6 million for third quarter of 2015. JMP Group earned 1.9% for the quarter on the capital invested by the company in hedge funds managed by Harvest Capital Strategies, compared to gains of 4.7% and 9.1% by the HFRI Equity Hedge (Total) and Russell 2000 indices, respectively. JMP Group’s net return on invested capital managed by JMP Credit Advisors was 5.8%, compared to 4.5% for the third quarter of 2015.

A summary of JMP Group’s operating net income per share by segment for the quarter and nine months ended September 30, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
($ as shown)	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
Broker-dealer	$0.02	($0.06)	$0.02	$0.03	$0.28
Asset management	0.00	0.01	$0.04	0.04	0.07
Operating platform EPS	0.02	(0.05)	0.06	0.06	0.35
Net corporate income	0.11	0.17	0.00	0.29	0.16
Operating EPS (diluted)	$0.13	$0.12	$0.06	$0.35	$0.50

Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $15.0 million, an increase of 26.3% from $11.9 million for the third quarter of 2015. For the nine months ended September 30, 2016, investment banking revenues were $41.7 million, a decrease of 22.7% from $53.9 million for the nine months ended September 30, 2015.

A summary of the company’s investment banking revenues and transaction counts for the quarter and nine months ended September 30, 2016, and for comparable prior periods is set forth below.

	Quarter Ended						Nine Months Ended
	Sept. 30, 2016		June 30, 2016		Sept. 30, 2015		Sept. 30, 2016		Sept. 30, 2015
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues
Public equity	12	$6,243	8	$2,750	11	$9,876	30	$15,217	72	$41,404
Debt and convertible securities	3	1,355	7	769	3	190	10	2,174	14	4,549
Private capital markets and other	2	1,531	1	600	-	290	3	2,136	1	911
Strategic advisory	6	5,919	5	4,256	3	1,562	15	22,192	9	7,079
Total	23	$15,048	21	$8,375	17	$11,918	58	$41,719	96	$53,943

Brokerage

Net brokerage revenues were $5.0 million, a decrease of 17.1% from $6.0 million for the third quarter of 2015. For the nine months ended September 30, 2016, net brokerage revenues were $16.9 million, a decrease of 8.6% from $18.5 million for the nine months ended September 30, 2015.

Asset Management

Asset management fees were $4.0 million, compared to $7.0 million for the third quarter of 2015. For the nine months ended September 30, 2016, asset management fees were $19.0 million, compared to $16.3 million for the nine months ended September 30, 2015.

Asset management-related fee revenues reflect asset management fees net of non-controlling interests in HCAP Advisors as well as certain fee revenues reported in the company’s financial statements as other income. Asset management-related fee revenues were $3.9 million, a decrease of 36.1% from $6.1 million for the third quarter of 2015. For the nine months ended September 30, 2016, asset management-related fee revenues were $17.8 million, an increase of 17.1% from $15.2 million for the nine months ended September 30, 2015. For more information about asset management-related fee revenues, see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at September 30, 2016, totaled $2.3 billion, including $1.2 billion of funds managed by Harvest Capital Strategies, JMP Asset Management and HCAP Advisors and $1.1 billion par value of loans and cash managed by JMP Credit Advisors. Client assets under management were also $2.3 billion at June 30, 2016, and at September 30, 2015. Including sponsored funds in which JMP Group owns an economic interest, client assets under management totaled $2.7 billion at September 30, 2016.

At September 30, 2016, private capital, including corporate credit, small business lending, venture capital and real estate-related investments, represented 69.7% of client assets under management, including sponsored funds.

Principal Transactions

Principal transactions generated a net realized and unrealized gain of $2.8 million, compared to a net realized and unrealized loss of $1.4 million for the third quarter of 2015. For the nine months ended September 30, 2016, principal transactions generated a net realized and unrealized gain of $10.3 million, compared to $5.2 million for the nine months ended September 30, 2015.

Adjusted principal transaction revenues reverse certain unrealized market-to-market gains or losses, including those on JMP Group’s investment in Harvest Capital Credit Corporation, as well as depreciation and amortization expenses related to real estate investment properties. Adjusted principal transaction revenues were $3.3 million, compared to losses totaling $0.3 million for the third quarter of 2015. For the nine months ended September 30, 2016, adjusted principal transaction revenues were $12.4 million, an increase of 117.0% from $5.7 million for the nine months ended September 30, 2015. For more information about adjusted principal transaction revenues, including a reconciliation to principal transaction revenues, see the section below titled “Non-GAAP Financial Measures.”

Net Interest Income

Net interest income was $3.3 million and $11.7 million for the quarter and nine months ended September 30, 2016, respectively, compared to $5.2 million and $16.1 million for the quarter and nine months ended September 30, 2015, respectively. The year-over-year declines were due to lower average loan balances during 2016 and to a lower net interest margin resulting from an increase in three-month Libor and the continued repayment of the AAA-rated debt issued by JMP Credit Advisors CLO I.

Collateralized Loan Obligations

At September 30, 2016, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $13.6 million, or 1.6% of gross performing loans managed by JMP Credit Advisors. At September 30, 2015, such discounts and reserves equaled $13.5 million, or 1.3% of gross performing loans outstanding. With regard to impaired loans, discounts and reserves (including credit discounts, allowances for loan losses, and deferred loan fees) equaled $0.9 million, or 30.0% of gross impaired loans outstanding, at September 30, 2016. There were no impaired loans at September 30, 2015.

There was no net loan loss provision related to collateralized loan obligations for the quarter. Instead, there was a reversal of the general loan loss reserve in the amount of $0.1 million, primarily due to a decrease in the loan portfolio balance. At September 30, 2016, general loan loss reserves equaled 0.63% of gross performing loans managed by JMP Credit Advisors.

Expenses

Compensation and Benefits

Compensation and benefits expense was $22.2 million, compared to $21.9 million for the third quarter of 2015. With regard to annually awarded compensation, a concept which excludes amortization expense from share-based awards but accelerates and recognizes the cost of net deferred compensation related to the period, compensation and benefits expense was 68.4% of adjusted net revenues, compared to 70.3% for the third quarter of 2015. Further excluding compensation expense related to hedge fund incentive fees, the compensation ratio remains 68.4% for the third quarter of 2016 but decreases to 67.8% for the third quarter of 2015.

For the nine months ended September 30, 2016, compensation and benefits expense was $70.3 million, compared to $76.5 million for the nine months ended September 30, 2015. With regard to annually awarded compensation, compensation and benefits expense was 70.9% of adjusted net revenues, compared to 66.3% for the nine months ended September 30, 2015. Further excluding compensation expense related to hedge fund incentive fees, the compensation ratio was 69.2%, compared to 65.6% for the nine months ended September 30, 2016.

For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $7.5 million and $23.3 million for the quarter and nine months ended September 30, 2016, respectively, compared to $7.7 million and $22.9 million for the quarter and nine months ended September 30, 2015, respectively.

Share Repurchase Activity

During the quarter ended September 30, 2016, JMP Group repurchased 29,348 shares of its common stock at an aggregate cost of $0.2 million, or $5.38 per share. At quarter-end, 1.2 million shares remained eligible for repurchase under the company’s repurchase authorization.

Personnel

At September 30, 2016, the company had 228 full-time employees, compared to 233 at June 30, 2016, and 245 at September 30, 2015.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) excludes real estate-related depreciation and amortization expense, (iii) reverses net unrealized gains or losses on strategic equity investments and warrants, (iv) reverses net unrealized mark-to-market gains or losses on investments related to deferred compensation, and (v) excludes non-controlling interests in various sources of revenue that are consolidated according to GAAP. In particular, adjusted net revenue adjusts for:

  the non-specific loss provision recorded with regard to loans held by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  depreciation and amortization expense resulting from commercial real estate investments;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions;
  unrealized mark-to-market gains or losses on investments in the company’s hedge funds that are made on behalf of employees who opt for such investments under the terms of their deferred compensation agreements; any gains or losses will accrue to the individual employee once the deferred compensation is released to that individual; and
  non-controlling interests in revenues generated by consolidated entities, including HCAP Advisors and CLOs managed by JMP Credit Advisors.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter and nine months ended September 30, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015

Revenues:
Non-interest revenues	$27,311	$26,162	$23,501	$88,233	$93,518
Net interest income	3,260	4,014	5,152	11,700	16,056
Reversal of/(provision for) loan losses	104	(453)	(563)	(980)	(75)
Total net revenues	30,675	29,723	28,090	98,953	109,499

Add back/(subtract):
General loan loss (reversal)/provision – collateralized loan obligations	(76)	(440)	327	(109)	542
Depreciation and amortization – commercial real estate	123	2,070	-	2,523	-
Net unrealized loss/(gain) – strategic equity investments and warrants	435	(435)	1,479	(329)	648
Net unrealized mark-to-market loss/(gain) – deferred compensation	21	(50)	(292)	(106)	(90)
Non-controlling interests	(1,529)	(2,465)	(2,539)	(6,264)	(7,657)

Adjusted net revenues	$29,649	$28,403	$27,065	$94,668	$102,942

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that (i) excludes the non-controlling interest in asset management subsidiary HCAP Advisors and (ii) includes certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income.

A statement of JMP Group’s asset management-related fee revenues for the quarter and nine months ended September 30, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015

Base management fees:
Fees reported as asset management fees	$4,160	$4,139	$4,131	$12,434	$11,260
Less: Non-controlling interest in HCAP Advisors	(355)	(362)	(350)	(1,081)	(969)
Total base management fees	3,805	3,777	3,781	11,353	10,291

Incentive fees:
Fees reported as asset management fees	(116)	1,448	2,832	6,523	5,087
Less: Non-controlling interest in HCAP Advisors	(73)	(287)	(267)	(623)	(711)
Total incentive fees	(189)	1,161	2,565	5,900	4,376

Other fee income:
Total fundraising and other fees	261	46	(279)	534	523

Asset management-related fee revenues	$3,877	$4,984	$6,067	$17,787	$15,190

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Adjusted Principal Transaction Revenues

Adjusted principal transaction revenue is a non-GAAP financial measure that (i) reverses net unrealized gains and losses on strategic equity investments and warrants and on investments related to deferred compensation and (ii) excludes real estate-related depreciation and amortization expense, in keeping with the calculation of adjusted net revenue, as detailed above.

A summary of the company’s principal transaction revenues for the quarter and nine months ended September 30, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015

Hedge fund investments	$939	($266)	($238)	$73	$1,759
Investment in Harvest Capital Credit Corporation	(435)	435	(1,479)	314	256
Investment in Harvest Growth Capital funds	(21)	(156)	(284)	(184)	(42)
Other principal investments	2,281	6,619	561	10,122	3,188
Total principal transaction revenues	2,764	6,632	(1,440)	10,325	5,161

Add back/(subtract):
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	435	(435)	1,479	(329)	648
Unrealized mark-to-market loss/(gain) – net deferred compensation	20	(51)	(292)	(107)	(89)
Depreciation and amortization – commercial real estate	123	2,070	-	2,523	-
Total operating adjustments	578	1,584	1,187	2,087	559

Total adjusted principal transaction revenues	$3,342	$8,216	($253)	$12,412	$5,720

Company management utilizes adjusted principal transaction revenue because it is a component of adjusted net revenue. The exclusion of certain elements of principal transaction revenues, as presented above, results in an adjusted measure that is included as “Principal transactions” among JMP Group’s revenues in the non-GAAP presentation of segment results of operations that appears below. Management believes that adjusting principal transaction revenues and total revenues in these ways is useful in that it allows for a clearer understanding and comparison of JMP Group’s financial results for the periods presented.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As utilized by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that employs adjusted net revenues as the denominator in its calculation. Furthermore, this ratio adjusts the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards, deferred compensation and non-controlling interests (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented). In addition, the company presents a further adjusted compensation ratio that excludes any compensation related to incentive fees generated by hedge funds, a majority of which is passed through to the funds’ investment teams if earned.

A statement of JMP Group’s compensation ratio for the quarter and nine months ended September 30, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
($ in thousands)	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015	Sept 30, 2016	Sept 30, 2015

Compensation Ratio

Adjusted net revenues	$29,649	$28,403	$27,065	$94,668	$102,942

Compensation and benefits	$22,167	$20,681	$21,949	$70,273	$76,537
Subtract/(add back):
Compensation expense – stock options and SARs	274	281	329	770	1,818
Compensation expense – RSUs	309	(48)	236	513	1,018
Compensation expense – deferred compensation	1,126	435	1,801	1,046	4,540
Unrealized mark-to-market (loss)/gain – deferred compensation	(21)	50	292	106	90
Compensation expense – non-controlling interest	207	271	253	756	782
Adjusted compensation and benefits	$20,272	$19,692	$19,038	$67,082	$68,289

Adjusted ratio of compensation expense to revenues	68.4%	69.3%	70.3%	70.9%	66.3%

Compensation Ratio Excluding Hedge Fund Incentive Fees

Adjusted net revenues	$29,649	$28,403	$27,065	$94,668	$102,942
Subtract:
Compensation expense – hedge fund incentive fees	-	879	2,165	5,107	2,263
Adjusted net revenues, excluding hedge fund incentive fees	$29,649	$27,524	$24,900	$89,561	$100,679

Adjusted compensation and benefits	$20,272	$19,692	$19,038	$67,082	$68,289
Subtract:
Compensation expense – hedge fund incentive fees	-	879	2,165	5,107	2,263
Adjusted compensation and benefits, excluding hedge fund incentive fees	$20,272	$18,813	$16,873	$61,975	$66,026

Adjusted ratio of compensation expense to revenues, excluding hedge fund incentive fees	68.4%	68.4%	67.8%	69.2%	65.6%

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expenses in a given period to those in prior and future periods.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) excludes real estate-related depreciation and amortization expense, (iv) reverses net unrealized gains and losses on strategic equity investments and warrants, and (v) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the non-specific loan loss provision recorded with regard to loans held by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  depreciation and amortization expense resulting from commercial real estate investments;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38% at the taxable direct subsidiary of parent company JMP Group, while applying a tax rate of 0% to the company’s other direct subsidiary, which is a “pass-through entity” for tax purposes.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and nine months ended September 30, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015

Net income/(loss) attributable to JMP Group	$661	($327)	($2,991)	$2,137	$943

Add back:
Income tax (benefit)/expense	(597)	(246)	(343)	(793)	3,793
Income/(loss) before taxes	64	(573)	(3,334)	1,344	4,736

Add back/(subtract):
Compensation expense – stock options and SARs	274	281	329	770	1,818
Compensation expense – RSUs	309	(48)	236	513	1,018
Compensation expense – net deferred compensation	1,126	435	1,801	1,046	4,539
General loan loss (reversal)/provision – collateralized loan obligations	(76)	(440)	327	(109)	542
Depreciation and amortization – commercial real estate	123	2,070	-	2,523	-
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	435	(435)	1,479	(329)	648
Operating income before taxes	2,255	1,290	838	5,758	13,301

Income tax (benefit)/expense	(641)	(1,278)	(420)	(1,864)	2,062
Operating net income	$2,896	$2,568	$1,258	$7,622	$11,239

Operating net income per share:
Basic	$0.14	$0.12	$0.06	$0.36	$0.53
Diluted (1)	$0.13	$0.12	$0.06	$0.35	$0.50

Weighted average shares outstanding:
Basic	20,946	21,058	21,241	21,117	21,230
Diluted (1)	21,844	21,703	22,665	21,687	22,438
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter and nine months ended September 30, 2016, was 21,900,893 and 21,796,338, respectively.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting presentation of adjusted net revenues (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) reverses net unrealized gains and losses on strategic equity investments and warrants, (iii) excludes real estate-related depreciation and amortization expense, (iv) excludes non-controlling interests in various sources of revenue that are consolidated according to GAAP, and (v) reverses unrealized mark-to-market gains or losses on investments related to deferred compensation. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to share-based awards and deferred compensation. Expenses derived from non-controlling interests in entities that are consolidated according to GAAP have also been reversed. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed for JMP Group’s taxable subsidiary, based on the company’s best estimation of the subsidiary’s average rate of taxation over the long term.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended September 30, 2016, is set forth below.

	Quarter Ended September 30, 2016
(in thousands, except per share amounts)	Broker- Dealer	Asset Mgmt.	Operating Platforms	Net Corporate Income	Elimin- ations	JMP Group

Revenues:
Investment banking	$15,048	-	$15,048	-	-	$15,048
Brokerage	5,015	-	5,015	-	-	5,015
Asset management-related fees	3	$5,296	5,299	-	($1,422)	3,877
Principal transactions	-	-	-	3,342	-	3,342
Gain on sale and payoff of loans	-	-	-	32	-	32
Net dividend income	-	-	-	261	-	261
Net interest income	-	-	-	2,057	-	2,057
Reversal of loan losses	-	-	-	17	-	17
Adjusted net revenues	20,066	5,296	25,362	5,709	(1,422)	29,649

Expenses:
Non-interest expense/(income)	19,332	5,176	24,508	4,308	(1,422)	27,394
Operating income before taxes	734	120	854	1,401	-	2,255

Income tax expense/(benefit)	279	46	325	(966)	-	(641)
Operating net income	$455	$74	$529	$2,367	-	$2,896

Operating net income per share:
Basic	$0.02	$0.00	$0.03	$0.11	-	$0.14
Diluted (1)	$0.02	$0.00	$0.02	$0.11	-	$0.13
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended September 30, 2016, was 21,900,893.

A statement of JMP Group’s operating net income on a segment basis for the nine months ended September 30, 2016, is set forth below.

	Nine Months Ended September 30, 2016
(in thousands, except per share amounts)	Broker- Dealer	Asset Mgmt.	Operating Platforms	Net Corporate Income	Elimin- ations	JMP Group

Revenues:
Investment banking	$41,719	-	$41,719	-	-	$41,719
Brokerage	16,921	-	16,921	-	-	16,921
Asset management-related fees	3	$21,718	21,721	$123	($4,057)	17,787
Principal transactions	-	-	-	12,412	-	12,412
Gain/(loss) on sale and payoff of loans	-	-	-	(635)	-	(635)
Net dividend income	-	-	-	828	-	828
Net interest income	-	-	-	6,431	-	6,431
Provision for loan losses	-	-	-	(795)	-	(795)
Adjusted net revenues	58,643	21,718	80,361	18,364	(4,057)	94,668

Expenses:
Non-interest expense/(income)	57,637	20,473	78,110	14,857	(4,057)	88,910
Operating income before taxes	1,006	1,245	2,251	3,507	-	5,758

Income tax expense/(benefit)	383	473	856	(2,720)	-	(1,864)
Operating net income	$623	$772	$1,395	$6,227	-	$7,622

Operating net income per share:
Basic	$0.03	$0.04	$0.07	$0.29	-	$0.36
Diluted (1)	$0.03	$0.04	$0.06	$0.29	-	$0.35
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the nine months ended September 30, 2016, was 21,796,338.

Book Value per Share

At September 30, 2016, JMP Group’s book value per share was $5.82. Adding back accumulated real-estate related depreciation and amortization expense resulting from commercial real estate investments reflects the reversal of these expenses in the calculation of adjusted net revenues, adjusted principal transaction revenues and operating net income and results in an adjusted book value per share of $5.94, as set forth below.

(in thousands, except per share amounts)	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015

Shareholders' equity	$121,801	$120,379	$131,373

Accumulated depreciation and amortization	2,586	2,463	-
Adjusted shareholders' equity	$124,387	$122,842	$131,373

Book value per share	$5.82	$5.75	$6.19
Adjusted book value per share	$5.94	$5.87	$6.19

Basic shares outstanding	20,939	20,945	21,211

Quarterly operating ROE (1)	9.6%	8.5%	3.8%
LTM operating ROE (1)	7.0%	5.5%	11.8%

Quarterly adjusted operating ROE (1)	9.4%	8.4%	3.8%
LTM adjusted operating ROE (1)	6.9%	5.5%	11.8%
(1)	Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”

Company management utilizes adjusted book value on a total and per share basis, adjusted in the manner described above, as an additional means of evaluating JMP Group’s efforts to retain earnings and build shareholders’ equity. Management believes that adjusted book value per share provides useful information by excluding non-cash expenses related to real estate investments that otherwise obscure the company’s increases and decreases in net worth as a result of its core business activities. Management also believes that adjusted book value allows for a better comparison of shareholder’s equity and the return on that equity in a given period to those in prior and future periods.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2015, as filed with the U.S. Securities and Exchange Commission on March 12, 2016, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2015, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Wednesday, October 26, 2016. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 53367715.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group LLC is an investment banking and asset management firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund and other investment activities though Harvest Capital Strategies; the underwriting and management of investments in senior secured debt through JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company that finances small and midsized businesses, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC Consolidated Statements of Financial Condition (Unaudited)
(in thousands)	Sept. 30, 2016	Dec. 31, 2015

Assets

Cash and cash equivalents	$88,668	$68,551
Restricted cash and deposits	124,046	52,572
Marketable securities owned, at fair value	21,553	28,493
Other investments	41,340	68,859
Loans held for investment, net of allowance for loan losses	2,153	2,595
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	823,694	969,665
Cash collateral posted for total return swap	25,240	25,000
Deferred tax assets	11,059	8,315
Other assets	29,226	46,808
Total assets	$1,166,979	$1,270,858

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$8,886	$13,284
Accrued compensation	23,161	39,470
Asset-backed securities issued, net of issuance costs	857,444	930,224
Bond payable, net of issuance costs	91,680	91,825
Deferred tax liability	5,192	14,693
Other liabilities	42,547	28,468
Total liabilities	1,028,910	1,117,964

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	121,801	125,112
Non-redeemable non-controlling interest	16,268	27,782
Total equity	138,069	152,894
Total liabilities and shareholders' equity	$1,166,979	$1,270,858

JMP GROUP LLC Consolidated Statements of Operations (Unaudited)
	Quarter Ended		Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015

Revenues:
Investment banking	$15,048	$11,918	$41,719	$53,943
Brokerage	5,015	6,046	16,921	18,515
Asset management fees	4,044	6,963	18,958	16,346
Principal transactions	2,764	(1,440)	10,326	5,161
(Loss)/gain on sale, payoff and mark-to-market of loans	(52)	30	(961)	(1,680)
Net dividend income	230	263	736	710
Other income	262	(279)	534	523
Non-interest revenues	27,311	23,501	88,233	93,518

Interest income	11,472	12,675	35,997	38,253
Interest expense	(8,212)	(7,523)	(24,297)	(22,197)
Net interest income	3,260	5,152	11,700	16,056

Reversal of/(provision for) loan losses	104	(563)	(980)	(75)
Total net revenues	30,675	28,090	98,953	109,499

Non-interest expenses:
Compensation and benefits	22,167	21,949	70,273	76,537
Administration	1,808	1,719	5,640	5,704
Brokerage, clearing and exchange fees	734	842	2,308	2,454
Travel and business development	1,019	1,101	3,548	3,334
Communications and technology	1,033	964	3,093	2,916
Occupancy	987	945	2,853	2,719
Professional fees	1,119	1,252	3,245	3,266
Depreciation	312	390	968	831
Other	491	465	1,652	1,693
Total non-interest expense	29,670	29,627	93,580	99,454

Net income/(loss) before income tax expense	1,005	(1,537)	5,373	10,045
Income tax (benefit)/expense	(597)	(343)	(793)	3,793
Net income/(loss)	1,602	(1,194)	6,166	6,252
Less: Net income attributable to non-redeemable non-controlling interest	941	1,797	4,029	5,309
Net income/(loss) attributable to JMP Group	$661	($2,991)	$2,137	$943

Net income/(loss) attributable to JMP Group per share:
Basic	$0.03	($0.14)	$0.10	$0.04
Diluted	$0.03	($0.14)	$0.10	$0.04

Weighted average common shares outstanding:
Basic	20,946	21,241	21,117	21,230
Diluted	21,901	21,241	21,796	22,864

CONTACT:
Investor Relations Contact
JMP Group LLC
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contacts
Dukas Linden Public Relations, Inc.
Seth Linden, 212-704-7385
seth@dlpr.com
Ben Jaffe, 212-704-7385
ben@dlpr.com